                                                                  Exhibit (p)(1)
                            M.S.D. & T. FUNDS, INC.

                                 CODE OF ETHICS
                                 --------------


I.   Legal Requirement.
     -----------------

     Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the "1940 Act"), makes it unlawful for any director or officer of M.S.D. & T. Funds, Inc. (the "Company") in connection with the purchase or sale by such person of a security "held or to be acquired" by the Company:

          1.   To employ any device, scheme or artifice to defraud the Company;

          2. To make to the Company any untrue statement of a material fact or omit to state to the Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Company; or

          4. To engage in any manipulative practice with respect to the Company's investment portfolios.


II.  Purpose of the Code of Ethics.
     -----------------------------

     The Company expects that its directors and officers will conduct their personal investment activities in accordance with (1) the duty at all times to place the interests of the Company's shareholders first, (2) the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility, and (3) the fundamental standard that investment company personnel should not take inappropriate advantage of their positions.

     In view of the foregoing, the provisions of Section 17(j) of the 1940 Act, the Securities and Exchange Commission's 1940 Act Release No. 23958 "Personal Investment Activities of Investment Company Personnel" (August 24, 1999), the "Report of the Advisory Group on Personal Investing" issued by the Investment Company Institute on May 9, 1994 and the Securities and Exchange Commission's September 1994 Report on "Personal Investment Activities of Investment Company Personnel," the Company has determined to adopt this Code of Ethics on behalf of the Company to specify a code of conduct for certain types of personal securities transactions which might involve conflicts of interest or an appearance of impropriety, and to establish reporting requirements and enforcement procedures.
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III. Definitions.
     -----------

     A.  An "Access Person" means: (1) each director or officer of the Company;
         (2) each employee (if any) of the Company (or of any company in a control relationship to the Company) who in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Company or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (3) any natural person in a control relationship to the Company who obtains information concerning recommendations made to the Company with regard to the purchase or sale of a security.

         For purposes of this Code of Ethics, an "Access Person" does not include any person who is subject to the securities transaction pre-clearance requirements and securities transaction reporting requirements of the Code of Ethics adopted by the Company's investment adviser, any sub-adviser, or principal underwriter in compliance with Rule 17j-1 of the 1940 Act and Rule 204-2(a)(12) of the Investment Advisers Act of 1940 or Section 15(f) of the Securities Exchange Act of 1934, as applicable.

     B. "Restricted Director" or "Restricted Officer" means each director or officer of the Company who is not also a director, officer, partner, employee or controlling person of the Company's investment adviser, any sub-adviser, administrator, custodian, transfer agent, or distributor.

     C. An Access Person's "immediate family" includes a spouse, minor children and adults living in the same household as the Access Person.

     D. A security is "held or to be acquired" if within the most recent 15 days it (1) is or has been held by the Company, or (2) is being or has been considered by the Company or its investment adviser or any sub-adviser for purchase by the Company. A purchase or sale includes the writing of an option to purchase or sell and any security that is exchangeable for or convertible into, any security that is held or to be acquired by a fund.

     E. An "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

     F.  "Investment Personnel" of the Company means:

               (i) Any employee of the Company (or of any company in a control relationship to the Company) who, in connection with his or her

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          regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Company.

               (ii) Any natural person who controls the Company and who obtains information concerning recommendations made to the Company regarding the purchase or sale of securities by the Company.

     G. A "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act of 1933.

     H.  "Non-Reportable Security" means:

         1. Direct obligations of the Government of the United States; banker's acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments (any instrument having a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization), including repurchase agreements; and shares of registered open-end investment companies.

         2. Securities purchased or sold in any account over which the Access Person has no direct or indirect influence or control.

     I.  "Exempt Security" means:

         1. Securities purchased or sold in a transaction which is non-volitional on the part of either the Access Person or the Company.

         2. Securities acquired as a part of an automatic dividend reinvestment plan.

         3. Securities acquired upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to
                     --- ----
              the extent such rights were acquired from such issuer, and sales of such rights so acquired.

         4. Securities which the Company's investment portfolios are not permitted to purchase under the investment objectives and policies set forth in the Company's then current prospectus(es) under the Securities Act of 1933 or the Company's registration statement on Form N-1A.

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IV.       Policies of the Company Regarding Personal Securities Transactions.
          ------------------------------------------------------------------

          A.  General Policy.
              --------------

              No Access Person of the Company shall engage in any act, practice or course of business that would violate the provisions of Rule 17j-1(b) set forth above, or in connection with any personal investment activity, engage in conduct inconsistent with this Code of Ethics.

          B.  Specific Policies.
              -----------------

              1.  Restrictions on Personal Securities Transactions By Access
                  ----------------------------------------------------------
                  Persons Other Than Restricted Directors and Restricted
                  ------------------------------------------------------
                  Officers.
                  --------

                  a. No Access Person who is not a Restricted Director or Restricted Officer may buy or sell securities other than Non-Reportable Securities and Exempt Securities for his or her personal portfolio or the portfolio of a member of his or her immediate family without obtaining oral authorization from the Compliance Officer of the Company's investment adviser prior to effecting such security
                                         -----
                      transaction.

                      A written authorization for such security transaction will be provided by the investment adviser's Compliance Officer to the person receiving the authorization (if granted) and to the Company's administrator to memorialize the oral authorization that was granted.

                              Note: If an Access Person has questions as to whether purchasing or selling a security for his or her personal portfolio or the portfolio of a member of his or her immediate family requires prior oral authorization, the Access Person should consult the investment adviser's Compliance Officer for clearance or denial of clearance to trade prior to effecting any securities
                                    -----
                              transactions.

                  b. Pre-clearance approval under paragraph (a) will expire at the close of business on the trading day after the date on which oral authorization is received, and the Access Person is required to renew clearance for the transaction if the trade is not completed before the authority expires.

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                  c.  No clearance will be given to an Access Person other than a Restricted Director or Restricted Officer to purchase or sell any security (1) on a day when any portfolio of the Company has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn or (2) when the Compliance Officer has been advised by the investment adviser that the same security is being considered for purchase or sale for any portfolio of the Company.

                  d. The pre-clearance requirement contained in paragraph IV.B.1.a above shall apply to all purchases of a
                                                    ---
                      beneficial interest in any security through an Initial Public Offering or a Limited Offering by any Access Person who is also classified as Investment Personnel. A record of any decision and the reason supporting such decision to approve the acquisition by Investment Personnel of Initial Public Offerings or Limited Offerings shall be made by the Compliance Officer.

             2.   Restrictions on Personal Securities Transactions by Restricted
                  --------------------------------------------------------------
                  Directors and Restricted Officers.
                  ---------------------------------

                  The Company recognizes that a Restricted Director and a Restricted Officer do not have on-going, day-to-day involvement with the operations of the Company. In addition, it has been the practice of the Company to give information about securities purchased or sold by the Company or considered for purchase or sale by the Company to Restricted Directors and Restricted Officers in materials circulated more than 15 days after such securities are purchased or sold by the Company or are considered for purchase or sale by the Company. Accordingly, the Company believes that less stringent controls are appropriate for Restricted Directors and Restricted Officers, as follows:

                  a. The securities pre-clearance requirement contained in paragraph IV.B.1.a. above shall apply to a Restricted Director or Restricted Officer only if he or she knew or, in the ordinary course of fulfilling his or her official duties as a director or officer, should have known, that during the fifteen day period before the transaction in a security (other than a Non-Reportable Security or an Exempt Security) or at the time of the transaction that the security purchased or sold by him or her (other than a Non-Reportable Security or an Exempt Security) was also purchased or sold by the Company or considered for purchase or sale by the Company.

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                  b.  If the pre-clearance provisions of the preceding paragraph apply, no clearance will be given to a Restricted Director or Restricted Officer to purchase or sell any security (1) on a day when any portfolio of the Company has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn or (2) when the Compliance Officer has been advised by the investment adviser that the same security is being considered for purchase or sale for any portfolio of the Company.

     V.  Procedures.
         ----------

         A. In order to provide the Company with information to enable it to determine with reasonable assurance whether the provisions of this Code are being observed by its Access Persons:

             1. Each Access Person of the Company other than a director who is not an "interested person" of the Company (as defined in the 1940 Act) will submit to the Company's administrator an Initial Holdings Report in the form attached hereto as Exhibit A that lists all securities other than Non-Reportable Securities
                       ---
                 beneficially owned/1/ by the Access Person. This report must be submitted within ten days of becoming an Access Person (or for persons already designated as Access Persons, by January 30,
                 2001), and must include the title of each security, the number of shares held, and the principal amount of the security. The Report must also include a list of any securities accounts maintained with any broker, dealer or bank.

              2. Each Access Person of the Company other than a director who is not an "interested person" of the Company (as defined in the 1940 Act) will also submit to the Company's administrator an Annual
     _________________
     1. You will be treated as the "beneficial owner" of a security under this policy only if you have a direct or indirect pecuniary interest in the security.

         (a) A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the transaction.

         (b) An indirect pecuniary interest is any nondirect financial interest, but is specifically defined in the rules to include securities held by members of your immediate family sharing the same household; securities held by a partnership of which you are a general partner; securities held by a trust of which you are the settlor if you can revoke the trust without the consent of another person, or a beneficiary if you have or share investment control with the trustee; and equity securities which may be acquired upon exercise of an option or other right, or through conversion.

              For interpretive guidance on this test, you should consult counsel.

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                 Holdings Report attached hereto as Exhibit A no later than thirty days after the end of the calendar year. The Annual
                 Holdings Report must list all securities other than Non-
                                           ---
                 Reportable Securities beneficially owned by the Access
                 Person, the title of each security, the number of shares held, and the principal amount of the security, as well as a list of any securities accounts maintained with any broker, dealer or bank.

              3. Each Access Person of the Company other than a Restricted
                 Director or Restricted Officer shall direct his or her broker to supply to the Company's administrator, on a timely basis, duplicate copies of confirmations of all securities transactions in which the person has, or by reason of such transaction acquires any direct or indirect beneficial ownership and copies of periodic statements for all securities accounts.

              4. Each Access Person of the Company, other than a director who is not an "interested person" (as defined in the 1940 Act), shall submit reports in the form attached hereto as Exhibit B to the Company's administrator, showing all transactions in securities other than Non-Reportable Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, as well as all accounts established with brokers, dealers or banks during the quarter in which any securities were held for the direct or indirect beneficial interest of the Access Person./2/ Such reports shall be filed no later than 10 days after the end of each calendar quarter. An Access Person of the Company need not make a quarterly transaction report under this paragraph if all of the information required by this paragraph 4 is contained in the brokerage confirmations or account statements required to be submitted under paragraph 3.

              5. Each director who is not an "interested person" of the Company need not make an initial or annual holdings report but shall submit the same quarterly report as required under paragraph 4 to the Company's administrator, but only for a transaction in a security other than a Non-Reportable Security where he or she knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a director, should have known that during the 15-day period immediately preceding or after the date of the transaction, such security is or was purchased or sold, or considered for purchase or sale, by the Company.
     ___________________
     /2./  See footnote 1 above.

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

              6. The administrator of the Company shall notify each Access Person of the Company who may be subject to the pre-clearance requirement or required to make reports pursuant to this Code that such person is subject to the pre-clearance or reporting requirements and shall deliver a copy of this Code to each such person.

              7. The administrator of the Company shall review the initial holdings reports, annual holdings reports, and quarterly transaction reports received and, as appropriate, compare the reports with the pre-clearance authorization received, and report to the Company's Board of Directors:

                  a. with respect to any transaction that appears to evidence a possible violation of this Code; and

                  b. apparent violations of the reporting requirement stated herein.

              8. The Board shall consider reports made to it hereunder and shall determine whether the policies established in Sections IV and V of this Code of Ethics have been violated, and what sanctions, if any, should be imposed on the violator, including but not limited to a letter of censure, suspension or termination of the employment of the violator, or the unwinding of the transaction and the disgorgement of any profits to the Company. The Board shall review the operation of this Code of Ethics at least once a year.

              9. The Company's investment adviser and each sub-adviser shall adopt, maintain and enforce separate codes of ethics with respect to their personnel in compliance with Rule 17j-1 and Rule 204-2(a)(12) of the Investment Advisers Act of 1940 and shall forward to the Company's administrator and the Company's counsel copies of such codes and all future amendments and modifications thereto. The Board shall review and approve such codes at least once a year. Furthermore, any material changes to an investment adviser's or any sub-adviser's code will be approved by the Board at the next scheduled quarterly board meeting and in no case more than six months after such change.

              10. At each quarterly Board of Directors' meeting, the
                  administrator, investment adviser and any sub-adviser of the Company shall provide a written report to the Company's Board of Directors stating:

                  a. any reported securities transaction that occurred during the prior quarter that may have been materially inconsistent

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

                     with the provisions of the codes of ethics adopted by the Company's investment adviser and any sub-adviser; and

                 b. all disciplinary actions/3/ taken in response to such violations.

            11. At least once a year, the Company's investment adviser and any sub-adviser shall provide to the Board a written report which contains: (a) a summary of existing procedures concerning personal investing by advisory persons and any changes in the procedures during the past year; (b) an evaluation of current compliance procedures and a report on any recommended changes in existing restrictions or procedures based upon the Company's experience under this Code of Ethics, industry practices, or developments in applicable laws and regulations; (c) describes any issues arising under the code of ethics or procedures since the last report, including but not limited to, information about material violations of the code or procedures and sanctions imposed in response to material violations; and (d) a certification that the procedures which have been adopted are those reasonably necessary to prevent Access Persons from violating the respective Codes of Ethics.

            12. This Code, the codes of the investment adviser and any sub-adviser, a copy of each report by an Access Person, any record of any violation of this Code and any action taken as a result thereof, any written report hereunder by the Company's administrator, investment adviser and any sub-adviser, records of approvals relating to Initial Public Offerings and Limited Offerings, lists of all persons required to make reports and a list of all persons responsible for reviewing such reports shall be preserved with the Company's records for the period required by Rule 17j-1.

VI.  Certification.
     -------------

     Each Access Person will be required to certify annually that he or she has read and understood this Code of Ethics, and will abide by it. Each Access Person will further certify that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported under the Code of Ethics. A form of such certification is attached hereto as Exhibit C.

               The Board of Directors of M.S.D. & T. Funds, Inc.
_______________
/3./ Disciplinary action includes but is not limited to any action that has a material financial effect upon the employee, such as fining, suspending, or demoting the employee, imposing a substantial fine or requiring the disgorgement of profits.

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                                   Exhibit A

                            M.S.D. & T. FUNDS, INC.
                                (the "Company")

                                Holdings Report

               For the Year/Period Ended _______________________
                                                 (month/day/year)

             [_]  Check Here if this is an Initial Holdings Report

 To:  Mercantile-Safe Deposit & Trust Company as Administrator of the Company

          As of the calendar year/period referred to above, I have a direct or indirect beneficial ownership interest in the securities listed below which are required to be reported pursuant to the Code of Ethics of the Company:

     Title of               Number                 Principal
     Security               of Shares              Amount
     --------               ---------              ------




          The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:



          This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.



Date:_________________             Signature:____________________

                                   Print Name:___________________

                                      -10-
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                                   Exhibit B

                            M.S.D. & T. FUNDS, INC.
                                (the "Company")

                         Quarterly Transaction Report

            For the Calendar Quarter Ended _______________________
                                                   (month/day/year)


     To: Mercantile-Safe Deposit & Trust Company as Administrator of the Company

     A.  Securities Transactions.  During the quarter referred to above, the
         -----------------------
following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of the Company:

                                                                                                               Broker/Dealer
                                                    Number of                      Nature of                   Or Bank
             Interest Rate                          Shares or       Dollar         Transaction                 Through Which
Title of     and Maturity Date      Date of         Principal       Amount of      (Purchase,                  Transaction
Security     (If Applicable)        Transaction     Amount          Transaction    Sale, Other)      Price     Effected
--------     ---------------        -----------     ------          -----------    ------------      -----     --------


_________________
* Transactions that are asterisked indicate transactions in a security where I knew at the time of the transaction or, in the ordinary course of fulfilling my official duties as a director or officer, should have known that during the 15-day period immediately preceding or after the date of the transaction, such security was purchased or sold, or such security was being considered for purchase or sale, by the Company.


     B.   New Brokerage Accounts.  During the quarter referred to above, I
          ----------------------
established the following accounts in which securities were held during the quarter for my direct or indirect benefit:

          Name of Broker, Dealer or Bank    Date Account Was Established
          ------------------------------    ----------------------------


     C.   Other Matters.   This report (i) excludes transactions with respect to
          -------------
which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


Date: ____________________         Signature:________________

                                   Print Name:_______________

                                      -11-
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                                   Exhibit C

                            M.S.D. & T. FUNDS, INC.
                                (the "Company")

                              ANNUAL CERTIFICATE



          Pursuant to the requirements of the Code of Ethics of the Company, the undersigned hereby certifies as follows:

          1.   I have read the Company's Code of Ethics.

          2. I understand the Code of Ethics and acknowledge that I am subject to it.

          3. Since the date of the last Annual Certificate (if any) given pursuant to the Code of Ethics, I have reported all personal securities transactions and provided any securities holding reports required to be reported under the requirements of the Code of Ethics.



Date:
                                  ___________________________________
                                              Print Name



                                  ____________________________________
                                              Signature

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